FORM OF

                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDIY FUNDS

                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Classes and Series of Lehman Brothers Institutional Liquidity Funds currently subject to this Agreement are as follows:


SERVICE CLASS:

      Government Portfolio
      Government Reserves Portfolio
      Money Market Portfolio
      Municipal Portfolio
      New York Municipal Portfolio
      Prime Portfolio
      Tax-Exempt Portfolio
      Treasury Portfolio
      Treasury Reserves Portfolio

PREMIER CLASS:

      Government Portfolio
      Government Reserves Portfolio
      Money Market Portfolio
      Municipal Portfolio
      New York Municipal Portfolio
      Prime Portfolio
      Tax-Exempt Portfolio
      Treasury Portfolio
      Treasury Reserves Portfolio





Dated:  December [___], 2006